Exhibit 10.1
NEITHER THIS NOTE NOR THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IF SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION, AS CONFIRMED BY AN OPINION OF COUNSEL TO THE COMPANY.

No.	US $
VICOR TECHNOLOGIES, INC.
8% SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE                                           , 2012
     FOR VALUE RECEIVED, VICOR TECHNOLOGIES, INC., a Delaware corporation (the “Company”), promises to pay to                                                                 (the “Holder”), the principal sum of                                            (US$                                          ) and unpaid accrued interest on the principal sum at the rate of eight percent (8%) per annum on                                                                 , 2012 (the “Maturity Date”). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrual of interest shall commence on the first such business day to occur after the date hereof and continue until payment in full of the principal sum has been made in cash or this Note is converted as provided herein. The Company shall pay the principal of and interest upon this Note, less any amounts required by law to be deducted, to the Holder of this Note at the address of such Holder which is the last address appearing on the Note register of the Company for such Holder.
     This Note is subject to the following additional provisions:
     1. Subordination. This Note shall be subordinate in all respects, including but not limited to any payment hereon or conversion hereof, to those 8% convertible debentures in the aggregate amount of $___ sold by the Company through Perrin Holden & Davenport, its investment banker, during the period between April 30, 2009 and September 17, 2009 (collectively, the “Senior Notes”). The Company will provide Holder with written notice of either the payment or conversion of all Senior Notes and the termination of such subordination.
     2. Withholding. The Company shall be entitled to withhold from all payments of principal and interest on this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.
     3. Restrictions on Transfer. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including opinions of counsel that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act or any applicable state securities laws. Prior to due presentment for transfer of this Note, the Company may treat the person in whose name this Note is duly registered on the Company’s Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and the Company shall not be affected by notice to the contrary.
     4. Rate and Payment of Interest. Interest shall be at the rate of 8% per annum, which will accrue monthly. All interest accrued to the Holder hereunder shall be either (i) added to the principal amount then outstanding and paid in shares of the Company’s common stock, par value $.0001 per share (“Common Stock”) at the time of conversion of the Note, in accordance with the terms hereof, or (ii) paid in cash on the Maturity Date along with the then outstanding principal amount.
     5. Conversion.
          A. Mandatory Conversion. Upon the occurrence of a Qualified Funding Event (as defined herein), this Note shall automatically convert into (i) shares of Common Stock, at a conversion price equal to the lesser of (a) $0.80 per share of Common Stock (the “Fixed Conversion Price”) or (b) 80% of the price per share of the Common Stock sold in the Qualified Funding Event. As used herein, “Qualified Funding Event” shall mean the closing of the sale of debt or equity in a registered offering or pursuant to a private placement, which sale results in at least three million dollars ($3,000,000.00) of gross proceeds to the Company.
          B. Voluntary Conversion. The Holder shall have no right to voluntarily convert this Note into Common Stock until such time that the holders of the Senior Notes have converted such Senior Notes or have been repaid, which will be no later than September 16, 2011. Thereafter, the Holder of this Note shall be entitled to voluntarily convert the face value of this Note or any portion thereof, plus any accrued but unpaid interest on the date of conversion, into shares of Common Stock, at the Fixed Conversion Price, during the term of this Note.
          C. Notice of Voluntary Conversion. In order to voluntarily convert the Note into Common Stock, the Holder must, in accordance with the terms and conditions set forth in Section 5(B) above and all other applicable terms and conditions set forth herein, deliver a notice of conversion (the “Notice of Voluntary Conversion”) to the Company, in the form attached hereto as Exhibit A. Notices of Voluntary Conversion shall be deemed delivered on the date sent, if personally delivered or sent by facsimile (with confirmation of transmission) to the Company, to the Company’s Chief Executive Officer at the Company’s principal place of business, or when actually received if sent by another method. The Notice of Voluntary Conversion shall be accompanied by either a copy of (which shall be followed by an original within one (1) business day) or the original Note to be converted.

          D. Conversion Procedure.
                (i) Voluntary Conversion. In the event of voluntary conversion of this Note, the Company shall instruct the Transfer Agent to issue the Common Stock within six (6) business days after the Company receives a fully executed Notice of Voluntary Conversion and original Note. The Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available in the opinion of counsel to the Company. The Common Stock shall be issued in the same name as the person who is the Holder of this Note unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered shall be treated as a common stockholder of the Company on the date the Common Stock certificates are so issued.
                (ii) Mandatory Conversion. In the event of mandatory conversion of this Note, the Company shall instruct the Transfer Agent to issue the Common Stock within six (6) business days after the Qualified Funding Event and surrender of the original Note by Holder to the Company. The Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available in the opinion of counsel to the Company. The Common Stock shall be issued in the same name as the person who is the Holder of this Note unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered shall be treated as a common stockholder of the Company on the date the Common Stock certificates are so issued.
     6. Effect of Certain Events.
          A. Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the applicable conversion price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any transaction described in this Section 6(A) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 6(A). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.
          B. Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution
     7. Reservation of Common Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Notes.
     8. Unsecured Obligation. This Note shall be unsecured. The Holder shall have no recourse against any specific assets of the Company in the event of nonpayment of the Note.
     9. Direct Obligation. Subject to prior conversion, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the manner herein prescribed. This Note is a direct obligation of the Company.
     10. Investment Representations. The Holder of the Note, by acceptance hereof, represents that the Holder is an “accredited investor” as defined in the Securities Act and the rules promulgated thereunder, and agrees that this Note is being acquired for investment and not with a view to the distribution thereof, and that such Holder will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state “blue sky” laws or similar state laws relating to the sale of securities. Unless the issuance of the shares of Common Stock issuable upon conversion of this Note shall have been registered under the Securities Act, the Holder of this Note, by tendering notice to the Company of the Holder’s intent to convert all or part of this Note pursuant to Section 5(B) hereof, shall be deemed to represent to the Company that the Holder is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof
     11. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Florida. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of Palm Beach County, Florida or the state courts of the State of Florida sitting in Palm Beach County in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.
     12. Default. Each of the following shall constitute an “Event of Default”:
                (i) the Company fails to pay the principal or accrued interest on this Note on the Maturity Date;
                (ii) the Company commences any voluntary proceeding under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Company is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Company petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of the Company for all or substantially all of its property or assets; or the Company makes an assignment for the benefit of its creditors; or the Company is unable to pay its debts as they mature;
                (iii) there is commenced against the Company any proceeding relating to the Company under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of sixty (60) days or the Company by any act indicates its consent to, approval of, or acquiescence in, the proceedings; or a receiver or trustee is appointed for the Company for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of sixty (60) days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of the Company, and the warrant or similar process is not dismissed or bonded within sixty (60) days after the levy;
                (iv) the Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure;
                (v) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or substantially all of the properties or assets of the Company;
then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), this Note shall bear interest at a rate of fifteen percent (15%)

(the “Default Rate”) and at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.
     13. Collection Costs. In the event an Event of Default has occurred and is ongoing and has not been waived by Holder, the Holder shall be entitled to collect from the Company all costs and expenses incurred by Holder in enforcing its rights hereunder, including reasonable attorneys’ fees.
[SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.
Effective as of this                       day of                                            ,

VICOR TECHNOLOGIES, INC.
By:
Name:	David H. Fater
Title:	Chief Executive Officer

EXHIBIT A
NOTICE OF VOLUNTARY CONVERSION
(To be executed by the registered Holder in order to voluntarily convert the Note)
     The undersigned hereby irrevocably elects to convert $                                           of the principal and accrued interest of the above Note No.                       into shares of Common Stock of VICOR TECHNOLOGIES, INC., (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion*

Signature

Name

Social Security No.

Address